Exhibit 2.34

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

R.BLACK, INC.

$15,000,000 (U.S.)	Las Vegas, Nevada
December 20, 2004

FOR VALUE RECEIVED, R. Black, Inc., a Nevada corporation (the “Borrower”), hereby executes this promissory note (this “Note”) in favor of and promises to pay to the order of Michael J. Gaughan., a Nevada resident (the “Lender”) the principal amount of Fifteen Million Dollars ($15,000,000 U.S.) (the “Principal Amount”).  The Borrower also promises to pay simple interest on the outstanding principal amount at a rate equal to eight percent (8%) per annum (the “Initial Rate”) until the four year anniversary of the date of this Note (the “Initial Maturity Date”).  The principal balance and accrued and unpaid interest shall be due and payable on the Initial Maturity Date, provided, however, that on the Initial Maturity Date and each of the first and second anniversary dates thereof, the Borrower may elect to extend the maturity by one year increments, with a maximum maturity of seven (7) years from the date of this Note.  Upon the election of Borrower to extend the Initial Maturity Date as provided in the immediately preceding sentence, Borrower promises to pay simple interest on the outstanding principal amount at a rate equal to the Initial Rate plus a one percent (1%) per annum increase per extension.  The final maturity date including extensions, if any, exercised by the Borrower is referred to as the “Maturity Date,” but in no event shall such Maturity Date exceed the seven year anniversary of the date of this Note.  The outstanding principal amount and the accrued and unpaid interest on the outstanding principal amount shall be payable on the Maturity Date.

1.             Payment.  Both principal and interest shall be paid by Borrower in lawful money of the United States of America and shall be made without setoff or deduction of any kind.  If any maturity date is not a Business Day (as hereinafter defined) then such payment shall be due on the first Business Day which follows.  For purposes hereof, “Business Day” shall mean any day excluding Saturday, Sunday, and any  day which is a legal holiday under the laws of the State of Nevada or the federal laws of the United States of America or is a day on which banking institutions located in Nevada are required or authorized by law or other governmental action to close.

2.             Prepayment.  Borrower may prepay any amount due under this Note at any time and from time to time without penalty or premium.  Any prepayment on this Note shall be applied first to the payment of accrued interest, and then to principal balance.

3.             Security.  Pursuant to a pledge agreement of even date herewith, this Note shall be secured by a 33 1/3% of the direct and indirect interests in RBG, LLC, a Nevada limited-liability company, Virgin River Casino Corporation, a Nevada corporation, and B & BB, Inc., a Nevada corporation (collectively referred to as the “Operating Companies”), held by the Robert R. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004 (“Randy Black  Trust”), which upon the Corporate Restructuring shall convert to a 33 1/3% interest in NewCo.

4.             Conversion.

(a) Election to Convert.  At the Initial Maturity Date, and each anniversary thereafter so long as any principal is unpaid, the Lender may elect to require Borrower to, at the Borrower’s election, either (i) pay Lender the unpaid principal balance of this Note plus all accrued and unpaid interest thereon or (ii) convert this Note into that number of shares of capital stock, as determined at the time of conversion pursuant to this provisions of this Section 4, representing 33 1/3% of the outstanding capital stock (on a fully diluted basis) of NewCo, provided that such percentage shall be reduced in the same proportion as the total amount of principal prepayments of this Note bears to the Principal Amount.  The election between (i) and (ii) in the immediately preceding sentence is at the sole option of the Company.  The term “fully diluted basis” as used herein shall be determined according to generally accepted accounting principles.

(b) Right to Convert.  In the event the Borrower or NewCo experiences a Change of Control, the Lender shall have the right to (i) immediately convert this Note  into that number of shares of capital stock, as determined at the time of conversion pursuant to the provisions of this Section 4, representing 33 1/3% of the interests of the Randy Black Trust in the outstanding capital stock (on a fully diluted basis) of NewCo, provided that such percentage shall be reduced in the same proportion as the total amount of principal prepayments of this Note bears to the Principal Amount or (ii) require the Borrower or NewCo to purchase this Note at a price equal to 101% of the unpaid principal balance, plus accrued and unpaid interest.  The term “fully diluted basis” as used herein shall mean the basis of calculating shares outstanding according to generally accepted accounting principles.

(c) Regulatory Approval.  The conversion of the Note to capital stock shall be subject to prior regulatory approval of the Nevada Gaming Authorities.

(d) Surrender of Note.  At the Maturity Date or upon the election of Lender under this Section 4, Lender shall surrender this Note at the principal corporate office of the Borrower for cancellation.

(e) Mechanics and Effect of Conversion.  No fractional shares of capital stock shall be issued upon conversion of this Note, provided, however, the number of shares issuable shall be rounded down to the next  whole number.  In lieu of the Borrower issuing any fractional shares to the Lender upon the conversion of this Note, the Borrower shall pay to the Lender the amount of outstanding principal and accrued interest that is not so converted, such payment to be made as soon as practicable after conversion of this Note by wire transfer to an account designated by the Lender.  Upon conversion of the of the Note pursuant to this Section 4, the Borrower shall be forever released from all its obligations and liabilities, including but not limited to, payment of principal and interest under this Note.

5.             Convertible Senior Secured Note Purchase Agreement.  This Note is issued pursuant to and is subject to the terms and conditions of the Convertible Senior Secured Note Purchase Agreement, dated                 , 2004, by and among Borrower, Lender and the Robert S. Black, Sr. Gaming Properties Trust u/a/d May 24, 2004 (the “Purchase Agreement”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

6.             Transfer of Notes and Securities Issuable on Conversion Hereof.  Without limiting the generality of Section 5, the offer, sale or other disposition of this Note or the securities into which this

Note may be converted is restricted pursuant to the terms of the Convertible Senior Secured Note Purchase Agreement dated as of the date hereof between the Borrower and the Lender.

7.             Waiver.  No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

8.             Amendments.  No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.             Governing Law.  This Note shall be governed by and construed under the laws of the State of Nevada, without regard to its principles of conflicts of laws.

10.           Successors and Assigns.  This Note shall be binding upon the Borrower and upon the Borrower’s successors and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns.  The Borrower shall have no right to assign its rights or delegate its duties and obligations under this Note.

11.           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.           Costs and Expenses.  The Borrower promises to pay, upon the Lender’s demand therefor, all costs and expenses, including reasonable attorneys’ fees, incurred in the collection and enforcement of this Note.  The Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights and interests in and to properties securing payment of this Note.

13.           DELIVERY.  THIS NOTE HAS BEEN DELIVERED TO THE LENDER AND ACCEPTED BY THE LENDER IN THE STATE OF NEVADA.

[Signature Page Follows]

BORROWER		ADDRESS

R. BLACK, INC.		Robert R. Black
911 N. Buffalo drive #201
Las Vegas, NV 89128

By:	/s/ Robert R. Black, Sr.	Telephone: 702-222-222
	Robert R. Black, Sr.	Facsimile:
President and Treasurer

LENDER
Orleans Hotel
3500 West Tropicana
	/s/ Michael J. Gaughan	Las Vegas, Nevada 89103
Michael J. Gaughan
Telephone: 702-365-7111
Facsimile: 365-7566

Joinder by Randy Black Trust

The Undersigned hereby joins in the execution hereof to evidence its agreement to be bound by the provisions of section 3 hereof.

THE ROBERT S. BLACK, SR. GAMING PROPERTIES TRUST U/A/D MAY 24, 2004

By:	/s/ Robert R. Black, Sr.	Telephone: 702-222-222
	Robert R. Black, Sr.	Facsimile: 959-7529
Trustee

CONSENT OF SPOUSE

The undersigned spouse of Robert R. Black, Sr., who is a party to that certain Pledge Agreement dated                , 2002, in favor of                         (the “Pledge”), has read and hereby approves of the foregoing Pledge.  The undersigned hereby agrees and acknowledges that any community property or other interest of the undersigned shall be bound by the Pledge.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of ay rights under the Pledge.

/s/ Katherine M. Black
(Signature)

Katherine M. Black
(Print name)